Exhibit 99.1
Better Home & Finance Holding Company Announces Retirement of Approximately $534 Million Convertible Notes; Exchange Agreement to Create Approximately $265 Million of Positive Pre-Tax Equity Value to Continue Expanding its AI Mortgage Platform
•Retiring approximately $534 million of 1.00% convertible notes due 2028 through restructuring of existing convertible notes in a privately negotiated exchange for a $110 million cash payment and $155 million of new secured debt
•Expected creation of approximately $265 million of pre-tax equity, excluding discounts on the debt
•Better will issue $155 million in new senior secured notes maturing Dec 31, 2028, with a 6% PIK toggle interest rate
•Strategic rationale for transaction includes reducing debt overhang of the Company and improving balance sheet positioning and strategic optionality
•Management remains focused on driving towards profitability in the midterm. Continue leaning into Tinman technology and AI, with Betsy™ AI Loan Assistant executing over 115k customer interactions per month, AI underwriting growing from 40% of locked loans to over 75% in the near future, and increasing loan officer productivity in terms of loans per month to over 3x mortgage industry median
New York, NY – April 14, 2025 – Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) (“Better” or “Better.com” or “the Company”), the leading AI home finance company with over $100 billion of mortgages funded on its Tinman AI platform, today reported that it has entered into a privately negotiated exchange agreement to restructure its outstanding 1.00% convertible notes due 2028 with its noteholder, SB Northstar LP, pursuant to which it will retire approximately $534 million of outstanding debt in exchange for a one-time cash payment of $110 million and the issuance of $155 million of new senior secured notes. At closing, Better will enter into a new indenture governing the $155 million of new senior secured notes, which will be due December 31, 2028 and will accrue interest at a rate of 6% per annum that is payable, at Better’s option, in kind (PIK) or in cash.
“We are extremely pleased to retire the Company’s outstanding convertible debt and right size its liability structure,” said Vishal Garg, Founder & CEO of Better.com. “This transaction will create approximately $265 million of positive pre-tax equity value for the Company and its shareholders, as well as create a path to long-term value creation for our equity holders. We continue to invest in building the leading AI platform in the mortgage industry, and fulfilling our mission of making homeownership cheaper, faster and easier, and just plain better for all Americans.
“With the completion of this debt restructuring, our next two priorities are growth and profitability,” said Kevin Ryan, CFO of Better.com. “We will continue building out our NEO platform over the coming months, lean into productivity-driven savings through AI deployment across our mortgage business, and drive costs down further in our corporate functions. We are excited about using AI to drive the business towards growth and profitability, similar to the advances we experienced from 2016 to 2021, when we grew originations over 100x.”
Ropes & Gray, LLP served as counsel to Better and Morrison & Foerster LLP served as counsel to SB Northstar LP in connection with the proposed exchange transactions.
The new senior secured notes will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). The proposed debt exchange transaction is expected to close on or about April 28, 2025, subject to certain conditions.

Exhibit 99.1
Additional information regarding this announcement may be found in a Current Report on Form 8-K that the Company intends to file today with the U.S. Securities and Exchange Commission (the “SEC”).
This press release is not intended to be, and does not constitute, an offer to sell, buy or subscribe for any securities or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States or any other jurisdiction. No offer of securities shall be made absent registration under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.
For more information on Better, please see the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, and the investor presentation on the investor relations section of the Company’s website at https://investors.better.com.
About Better Home & Finance Holding Company
Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) is the first AI-powered mortgage lender and first fintech to fund more than $100 billion in mortgage volume. Since 2016, Better has leveraged its industry-leading AI platform, Tinman™,  to achieve a singular mission of making homeownership cheaper, faster, and easier for Americans. Tinman™ allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy™, the first voice-based AI loan assistant built exclusively for the mortgage industry, revolutionizes the homebuying journey by delivering timely application status updates to consumers, answering questions, and moving their loan application along 24/7/365. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage loans. In January 2023, Better launched "One Day Mortgage,” allowing eligible customers to go from click to Commitment Letter within 24 hours. Better won the 2025 Fintech Breakthrough Awards for Digital Mortgage Innovation, and was named Best Online Mortgage Lender by Forbes and Best Mortgage Lender for Affordability by WSJ in 2023, ranked #1 on LinkedIn’s Top Startups List for 2021 and 2020, #1 on Fortune’s Best Small and Medium Workplaces in New York, #15 on CNBC’s Disruptor 50 2020 list, and was listed on Forbes FinTech 50 for 2020. Better serves customers in all 50 US states and the United Kingdom.

Forward-looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws. Forward-looking statements are all statements other than those of historical fact, and include predictions, projections and other statements about future events that are based on current expectations and assumptions. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include: the timing of the proposed debt exchange transactions; the ability to satisfy closing conditions to the completion of the proposed debt exchange transactions; our ability to achieve the anticipated benefits from the proposed debt exchange transactions; other risks related to the completion of the proposed debt exchange transactions and actions related thereto; our ability to operate under and maintain or improve our business model; the effect of interest rates on our business, results of operations, and financial condition; our ability to expand our customer base, grow market

Exhibit 99.1
share in our existing markets and enter into new markets; our ability to respond to general economic conditions, particularly elevated interest rates and lower home sales and refinancing activity; our ability to restore our growth and our expectations regarding the development and long-term expansion of our business; our ability to comply with laws and regulations related to the operation of our business, including any changes to such laws and regulations; our ability to achieve and maintain profitability in the future; our ability and requirements to raise additional financing in the future; our estimates regarding expenses, future revenue, capital and additional financing requirements; our ability to maintain, expand and be successful in our strategic relationships with third parties; our ability to remediate existing material weaknesses and implement and maintain an effective system of internal controls over financial reporting; our ability to develop new products, features and functionality that meet market needs and achieve market acceptance; our ability to retain, identify and hire individuals for the roles we seek to fill and staff our operations appropriately; the involvement of our CEO in litigation related to prior business activities, our business activities and associated negative media coverage; our ability to recruit and retain additional directors, members of senior management and other team members, including our ability in general, and our CEO’s ability in particular, to maintain an experienced executive team; our ability to successfully manage our international and banking operations our ability to maintain and improve morale and workplace culture and respond effectively to the effects of negative media coverage; and our ability to maintain, protect, assert and enhance our intellectual property rights. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price can be found in the Company’s Annual Report on Form 10-K, as well as the other information filed by the Company with the SEC, which are available, free of charge, at the SEC’s website at www.sec.gov . New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts:
For Investor Relations inquiries, please contact: ir@better.com